UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 31, 2018 (October 31, 2018)

KLX Energy Services Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38609	36-4904146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Corporate Center Way, Wellington, Florida (Address of principal executive offices)	33414-2105 (Zip Code)

Registrant’s telephone number, including area code: (561) 383-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2018, KLX Energy Services Holdings, Inc. (the “Company”) issued $250 million principal amount of 11.500% Senior Secured Notes due 2025 (the “Notes”) pursuant to an Indenture, dated as of October 31, 2018, among the Company, KLX Energy Services LLC, KLX RE Holdings LLC and Wilmington Trust, National Association, as trustee and collateral agent (the “Indenture”).  The Notes were issued in connection with an offering exempt from registration under the Securities Act of 1933, as amended, in reliance on Rule 144A and Regulation S thereunder.

The Notes were issued in part to fund the cash portion and related fees and expenses of the previously announced acquisition of Motley Services, LLC (“Motley”), which will close during the first week of November, subject to antitrust regulatory clearance (the “Acquisition”).

The Notes will mature on November 1, 2025.  The Notes bear interest at a rate of 11.500% per annum, payable semi-annually in arrears on May 1 and November 1, commencing May 1, 2019.

The Notes are initially senior unsecured obligations of the Company but, no later than 15 business days following the closing of the Acquisition, will be senior secured obligations of the Company secured by a first priority security interest on substantially all of the Company’s assets (other than collateral securing the Company’s asset-based revolving credit facility (the “Credit Facility”) on a first priority basis) and a second priority security interest on the collateral which secures the Credit Facility on a first priority basis, subject in each case to certain excluded assets.

The Notes are fully and unconditionally guaranteed by each of KLX Energy Services LLC and KLX RE Holdings LLC and, no later than 15 days following the closing of the Acquisition, will be guaranteed by Motley and its subsidiaries.  The guarantees are initially senior unsecured obligations of the guarantors but, no later than 15 business days following the Acquisition, will be senior secured obligations of the guarantors secured by a first priority security interest on substantially all of the guarantors’ assets (other than collateral securing the Credit Facility on a first priority basis) and a second priority security interest on the guarantors’ assets which secure the Credit Facility on a first priority basis, subject in each case to certain excluded assets.

At any time prior to November 1, 2021, the Company may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 111.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, provided that at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to November 1, 2021, the Company may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but excluding the date of redemption.

On and after November 1, 2021, the Company may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption if redeemed during the 12-month period beginning on November 1 of the years indicated below:

Year	Redemption Price
2021	108.625%
2022	105.750%
2023	102.875%
2024	100.000%

             If the Company experiences certain changes of control, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101% of the principal amount of such Notes, plus any accrued but unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture contains customary affirmative and negative covenants restricting, among other things, the Company’s ability to incur indebtedness and liens, pay dividends or make other distributions, make certain other restricted payments or investments, sell assets, agree to payment restrictions affecting restricted subsidiaries, enter into transactions with the Company’s affiliates, and merge, consolidate or sell substantially all of the Company’s assets.

The Indenture also contains customary events of default including, among other things, the failure to pay interest for 30 days, failure to pay principal when due, failure to observe or perform any material covenant or agreement in the Indenture for 60 days after notice is given by the trustee or the holders of 25% of the outstanding principal amount, cross-acceleration to certain material indebtedness, failure to pay certain judgments and certain events of bankruptcy.

The foregoing description of the Indenture is only a summary and is qualified in its entirety by reference to the Indenture, including the form of the Notes attached thereto, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On October 26, 2018, the Company issued a press release announcing the pricing of its offering of the Notes.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1

Indenture, dated October 31, 2018, among KLX Energy Services Holdings, Inc., as the issuer, KLX Energy Services LLC, KLX RE Holdings LLC and Wilmington Trust, National Association, as trustee and collateral agent.

4.2	Form of 11.500% Senior Secured Notes due 2025 (included in Exhibit 4.1).

99.1	Press Release of KLX Energy Services Holdings, Inc., dated as of October 26, 2018, announcing the pricing of the Notes offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2018

KLX ENERGY SERVICES HOLDINGS, INC.

By:	/s/ Thomas P. McCaffrey
Name: Thomas P. McCaffrey
Title: Senior Vice President and Chief Financial Officer